Exhibit 99.1

FIRST ALBANY REPORTS FOURTH QUARTER

 AND FULL YEAR 2006 FINANCIAL RESULTS

ALBANY, NEW YORK, February 20, 2007 – First Albany Companies Inc. (NASDAQ: FACT) reported its financial results for the fourth quarter and year ending December 31, 2006, and will hold a conference call today at  10:00 A.M. EST (see dial-in information below).

First Albany’s 2006 fourth quarter net revenues from continuing operations were $26.8 million, compared to $61.9 million for the fourth quarter of 2005. Excluding investment gains and losses, net revenues from continuing operations were $25.9 million in 2006 and $34.1 million in 2005.  For the fourth quarter of 2006, the Company reported a loss from continuing operations before income taxes of $13.1 million compared to income of $24.2 million for the fourth quarter of 2005.  Results for the fourth quarter 2006 were negatively impacted by a $7.9 million impairment of an intangible asset including goodwill. Results for fourth quarter of 2005 were positively impacted by $27.8 million in investment gains.  The Company reported a net loss of $13.2 million, or $0.88 per diluted share, for the fourth quarter of 2006, compared to a net income of $2.9 million, or $0.20 per diluted share, for the fourth quarter of 2005.

For the year ended December 31, 2006, First Albany’s net revenues from continuing operations were $114.8 million compared to $151.5 million for the same period in 2005.  Excluding investment gains and losses, net revenues from continuing operations were $122.4 million, compared to $129.9 million for 2005.  The Company reported a loss from continuing operations before income taxes of $39.3 million for 2006 compared to income before taxes from continuing operations of $5.7 million for 2005.  The Company reported a net loss of $44.0 million, or $2.90 per diluted share, for 2006, compared to a net loss of $10.2 million, or $0.74 per diluted share, for 2005.

2006 Business Highlights

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Equities Investment Banking reported net revenue of $25.6 million for 2006, an increase of 42 percent compared to 2005.

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Municipal Sales and Trading reported net revenue of $17.8 million for 2006, an increase of 33 percent from the same period last year.

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FA Technology Ventures invested in seven new portfolio companies.

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Realized $24.2 million in proceeds from the sale of the Company’s investment in i-robot (NASDAQ: IRBT), which resulted in 8.6 times return on our investment.

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Exited Taxable Fixed Income and convertible arbitrage businesses due to declining revenue and profitability.

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Eliminated $1.0 million in annual occupancy expense as a result of consolidating offices in New York City, Boston and Albany.

“2006 was a year of restructuring, repositioning and refocusing for First Albany,“ said Peter McNierney, President and CEO.   “Our balance sheet is much stronger today than it was this time last year and our 2007 operating plan significantly reduces the revenue necessary for breakeven operations.  With the energy and commitment of our employees and the trust and goodwill of our clients, we believe we are positioned for success in 2007 despite the current difficult market for our business.”

The following table presents the impact of significant items:

	Three Months Ended December 31		Twelve Months Ended December 31
(Dollars in Thousands)	2006	2005	2006	2005
Loss from continuing operations before taxes	$(13,099)	$24,167	$(39,271)	$5,702
Employee severance and retention costs	592	376	9,058	2,525
Investment losses (gains)	(916)	(27,838)	7,602	(21,591)
Legal settlements	207	-	1,089	-
Office consolidation costs	624	767	2,415	2,103
Impairment	7,886	-	7,886	-
Debt refinancing costs	-	-	935	-
	$(4,706)	$(2,528)	$(10,286)	$(11,261)

Net Revenues

Investment Banking

Investment Banking reported net revenue of $9.8 million compared to $15.1 million for the fourth quarter of 2005, a decrease of 35 percent.  For the year ended December 31, 2006, Investment Banking net revenue was $45.9 million compared to $47.3 million for the same period in 2005, a decrease of 3 percent.

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Equity Investment Banking net revenue was $3.6 million for the fourth quarter of 2006, which represented a decrease of 46 percent from 2005.  During the quarter the Company acted as a manager on four public offerings, a placement agent on one private transaction, and an advisor on two transactions.  For the year ended December 31, 2006, Equity Investment Banking net revenue was $25.6 million compared to $18.1 million for the same period in 2005.

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Fixed Income Investment Banking net revenue was $6.2 million for the fourth quarter of 2006, a decrease of 27 percent compared to the fourth quarter of 2005.  The decrease in net revenues was principally the result of a decline in Public Finance underwriting activity somewhat offset by an increase in advisory fee income.  For the year ended December 31, 2006, Fixed Income Investment Banking net revenue was $20.3 million compared to $29.2 million for the same period in 2005.

Institutional Sales & Trading

Institutional Sales & Trading net revenue was $15.8 million for the fourth quarter of 2006 compared to $18.3 million for the fourth quarter of 2005.  For the year ended December 31, 2006, Institutional Sales & Trading net revenue was relatively unchanged with $76.1 million, compared to $75.9 million for the same period in 2005.

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Equity Sales & Trading net revenue for the fourth quarter of 2006 was $6.7 million compared to $10.3 million for the fourth quarter of 2005, a decrease of 35 percent.  For the year ended December 31, 2006, Equity Sales and Trading net revenue was $34.2 million compared to $41.9 million for the same period in 2005.  Declines in customer activity and pressure on overall commission rates for both listed and NASDAQ were partially offset by improved trading loss ratios related to market-making activities in both groups.

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Mortgage-backed net revenue declined 13 percent to $3.2 million for the fourth quarter of 2006 compared to the same period in 2005.  For the year ended December 31, 2006, mortgage-backed net revenue was $18.1 million compared to $15.9 million for the same period in 2005.

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Municipal sales & trading net revenue of $4.1 million for the fourth quarter increased 4 percent compared to the fourth quarter of 2005.  For the year ended December 31, 2006, municipal sales & trading net revenue was $17.8 million compared to $13.4 million for the same period in 2005.

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Fixed Income Middle Markets sales and trading net revenue of $1.8 million for the fourth quarter represented an increase of $1.3 million compared to the same period in 2005.  For the year ended December 31, 2006, Fixed Income Middle Markets net revenues were $6.0 million compared to $4.8 million for 2005.

Other

Other net revenue decreased $26.6 million for the fourth quarter of 2006 compared to the same period in 2005, due primarily to the Company recording a $31.0 million gain from the initial public offering of iRobot Corporation (Nasdaq: IRBT) in the fourth quarter of 2005.  For the year ended December 31, 2006, Other net revenues were a loss of $4.5 million compared to a gain of $27.0 million for the same period in 2005, a decrease of $31.5 million.  The decline in Other net revenue was the result of a decline in investment income related to the Company’s investment portfolio of $29.2 million and a reduction in fee and net interest income of $2.3 million.

Expenses

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Non-interest operating expenses of $39.9 million for the fourth quarter of 2006 increased 6 percent or $2.1 million from the fourth quarter of 2005.   For the year ended December 31, 2006, non-interest operating expenses increased $8.2 million to $154.1 million.

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Compensation and benefits expenses in the 2006 fourth quarter were $21.7 million, compared to $26.9 million for the fourth quarter of 2005, a decrease of $5.2 million or 19 percent.  The decrease was driven by a decline in incentive related compensation of $3.3 million, a decline in salary expense of $0.9 million and a decrease sales related compensation of $0.9 million.  Compensation and benefits for 2006 was $103.6 million compared to $101.5 million for the year ago period.  Results for 2006 include $6.8 million in costs related to the Company’s retention program.  Average full time headcount for continuing operations was down 16 percent and 12 percent year-over-year for the three and twelve months ending December 31, 2006, respectively.

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Non-compensation expenses in the fourth quarter of 2006 were $18.2 million, compared to $10.9 million in the fourth quarter of 2005.  Results for the quarter included a $7.9 million impairment of an intangible asset including goodwill and $0.6 million expense associated with consolidating the Company’s existing office space.  For the full year 2006, non-compensation expenses were $50.4 million compared to $44.3 million for the same period in 2005.

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The Company did not report a benefit for federal and state income taxes in the 2006 financial statements as the deferred tax asset generated from the Company’s net operating loss has been offset by a full valuation allowance.  In 2006, the Company did book income tax expense for continuing operations related to a provision for federal alternative minimum tax (“AMT”) and taxable income in certain states.  The AMT tax for continuing operations was partially offset by an income tax benefit for discontinued operations.  Income Tax Expense from continuing operations for the 2005 fourth quarter was $16.6 million, which included a $9.7 million charge as a result of the valuation allowance related to the Company's deferred tax asset.

First Albany Companies
Operational Highlights
(Unaudited)
	Three Months Ended December 31			Twelve Months Ended December 31
	2006	2005	2006 V 2005	2006	2005	2006 V 2005
(Dollars in Thousands)
Net Revenues:

Equities	$10,318	$16,874	-39%	$59,819	$60,047	-0%
Fixed Income	14,244	16,259	-12%	59,459	64,478	-8%
Other	2,207	28,785	-92%	(4,491)	27,006	-117%

Total	$26,769	$61,918	-57%	$114,787	$151,531	-24%

Pre-Tax Operating Income (Loss):

Equities	$(2,829)	$476	-694%	$(47)	$(4,712)	99%
Fixed Income	1,666	2,659	-37%	7,008	12,460	-44%
Other	(11,936)	21,032	-157%	(46,232)	(2,046)	-n/m%

Total	$(13,099)	$24,167	-154%	$(39,271)	$5,702	-789%

Capital Markets (Fixed Income & Equities)

	Three Months Ended December 31			Twelve Months Ended December 31
	2006	2005	2006 V 2005	2006	2005	2006 V 2005
(Dollars in Thousands)
Net Revenues:

Institutional Sales & Trading
Equities	$6,713	$10,278	-35%	$34,169	$41,883	-18%
Fixed Income	9,085	8,064	13%	41,971	34,049	23%

Total Institutional Sales & Trading	15,798	18,342	-14%	76,140	75,932	0%

Investment Banking
Equities	3,590	6,591	-46%	25,624	18,099	42%
Fixed Income	6,200	8,526	-27%	20,302	29,185	-30%

Total Investment Banking	9,790	15,117	-35%	45,926	47,284	-3%

Net Interest/Other Income	(1,026)	(326)	-215%	(2,788)	1,309	-313%

Total Net Revenues	$24,562	$33,133	-26%	$119,278	$124,525	-4%

Note: Does not include Discontinued Operations

Shareholders’ Equity

Shareholders’ equity as of December 31, 2006 was $51.6 million, compared to $62.4 million at September 30, 2006.  Book value per share as of December 31, 2006 was $3.46, as compared to $4.20 at September 30, 2006.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures.  The Company has utilized a non-GAAP calculation of operating income that is adjusted to aid in understanding and analyzing our financial results in the fourth quarter of 2006.   The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business.  Our reference to these measures should not, however, be considered a substitute for results that are presented in a manner consistent with GAAP.

Conference Call Information

First Albany Companies will hold a conference call today, February 20, 2006, at 10:00 A.M. (EST).   This call will be webcast and can be accessed on the Investor Relations portion of the First Albany Companies website at www.firstalbany.com, as well as being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site. To participate on the call, please dial 800.362.0571 and request the First Albany earnings call. A recording of the call will be available for seven days by dialing 888.269.5322.

About First Albany

First Albany Companies Inc. (NASDAQ:FACT) is an independent investment bank that serves the institutional market, state and local governments and the growing corporate middle market by providing clients with strategic, research-based investment opportunities, as well as advisory and financing services. First Albany offers a diverse range of products through its Equities and Municipal Capital Markets divisions, as well as through Descap Securities Inc., its MBS/ABS trading subsidiary, and FA Technology Ventures Inc., its venture capital division. First Albany maintains offices in major business and commercial markets.

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This press release contains "forward-looking statements,” which are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company's services within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. These statements are not historical facts but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control.  It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.

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FIRST ALBANY COMPANIES INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands of dollars except for per share amounts and shares outstanding)	2006	2005	2006	2005
Revenues:
Commissions	$2,237	$3,980	$11,799	$17,513
Principal transactions	13,529	14,375	63,708	59,037
Investment banking	10,074	15,119	47,418	47,441
Investment gains	916	27,838	(7,602)	21,591
Interest	3,786	3,888	13,499	15,141
Fees and other	292	472	1,871	3,391
Total revenues	30,834	65,672	130,693	164,114
Interest expense	4,065	3,754	15,906	12,583
Net revenues	26,769	61,918	114,787	151,531
Expenses (excluding interest):
Compensation and benefits	21,699	26,889	103,628	101,489
Clearing, settlement and brokerage costs	1,278	1,816	6,311	8,841
Communications and data processing	2,857	2,690	11,759	12,102
Occupancy and depreciation	2,737	3,059	11,211	11,243
Selling	1,270	1,426	5,002	5,990
Impairment	7,886	-	7,886	-
Other	2,141	1,871	8,261	6,164
Total expenses (excluding interest)	39,868	37,751	154,058	145,829
Income (loss) before income taxes	(13,099)	24,167	(39,271)	5,702
Income tax (benefit) expense	199	16,560	199	8,481
Income (loss) from continuing operations	(13,298)	7,607	(39,470)	(2,779)
Income from discontinued operations, net of taxes	135	(4,663)	(4,938)	(7,438)
Income (loss) before cumulative effect	(13,163)	2,944	(44,408)	(10,217)
Cumulative effect of accounting change, net of taxes	-	-	427	-
Net income (loss)	$(13,163)	$2,944	$(43,981)	$(10,217)

Per share data:
Basic earnings:
Continued operations	$(0.89)	$0.54	$(2.60)	$(0.20)
Discontinued operations	0.01	(0.33)	(0.33)	(0.54)
Cumulative effect of accounting change	-	-	0.03	-
Net Income	$(0.88)	$0.21	$(2.90)	$(0.74)
Diluted earnings:
Continued operations	$(0.89)	$0.51	$(2.60)	$(0.20)
Discontinued operations	0.01	(0.31)	(0.33)	(0.54)
Cumulative effect of accounting change	-	-	0.03	-
Net Income	$(0.88)	$0.20	$(2.90)	$(0.74)

Weighted average common and common equivalent shares outstanding:
Basic	14,941,799	14,197,648	15,155,347	13,824,217
Dilutive (a)	14,941,799	14,913,053	15,155,347	13,824,217

(a)

For the three months and twelve months ended December 31, 2006, the Company excluded approximately 0.3 million and 0.3 million common stock equivalents, respectively, in its computation of dilutive earnings per share because they were anti-dilutive.  Also, for the twelve months ended December 31, 2005, the Company excluded approximately 0.9 million common stock equivalents in its computation of dilutive earnings per share because they were anti-dilutive.

FOR ADDITIONAL INFORMATION

PLEASE CONTACT:

C. Brian Coad

Chief Financial Officer

First Albany Companies

212.273.7120

518.447.8500